Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York Mellon, represents and certifies the following:

(1)	That it previously has filed a Registration Statement on Form F-6 (Westpac Banking Corporation, Registration No. 333-288714) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.
(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

By: The Bank of New York Mellon,

As Depositary

By: /s/ Vanessa Salazar

Name: Vanessa Salazar

Title: Senior Vice President